UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 15, 2024
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MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-39671	85-1854133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Flower Street, Suite 640 Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)
(213) 316-6256
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendments to Employment Agreements
On May 15, 2024, the Compensation Committee of the Board of Directors of MediaAlpha, Inc. (the “Company”), approved amendments to the Amended and Restated Employment Agreements with Steven Yi and Eugene Nonko. The amendments provide that, for base salary earned on and after June 15, 2024, the Company will pay such base salary in the form of cash, rather than in a combination of cash and equity.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the amendments, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 16, 2024, as described below under Item 5.07 of this Current Report on Form 8-K, at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”), the holders of the Company’s Class A and Class B common stock, voting together as one class, approved an amendment to the Company's Amended and Restated Certificate of Incorporation to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of fiduciary duties as an officer to the fullest extent permitted by law, as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the "Officer Exculpation Amendment"). The Officer Exculpation Amendment became effective upon the filing of the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Amendment") with the Delaware Secretary of State on May 17, 2024.
The foregoing description of the Officer Exculpation Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2024 Annual Meeting was held on May 16, 2024. Of the 50,825,257 shares of the Company’s Class A common stock and 15,013,829 shares of the Company’s Class B common stock issued and outstanding and entitled to vote at the meeting, there were present at the meeting, in person or by proxy, the holders of a total of 61,039,620 shares of common stock, representing approximately 92.7% of the total number of shares entitled to vote at the meeting. The following proposals were presented and voted on at the meeting:
Proposal 1
To elect three nominees, Anthony Broglio, Christopher Delehanty, and Eugene Nonko, as Class I directors, to serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2027. The three nominees were elected by more than a majority of the votes cast by the holders of our Class A and Class B common stock present in person or by proxy and entitled to vote on the proposal, voting together as one class. The voting results were:

Nominee	For	Against	Withhold/Abstain	Broker Non-Votes
Anthony Broglio	54,853,877	4,221,942	42,859	1,920,942
Christopher Delehanty	54,776,580	4,222,037	120,061	1,920,942
Eugene Nonko	54,799,663	4,198,954	120,061	1,920,942
Proposal 2
To approve an amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. Such proposal was approved by the affirmative vote of more than a majority of the outstanding shares of Class A and Class B common stock entitled to vote on the proposal, voting together as one class. The voting results were:

For	Against	Abstain	Broker Non-Votes
54,054,843	5,017,393	46,442	1,920,942

Proposal 3
To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Such proposal was approved by more than a majority of the votes cast by the holders of our Class A and Class B common stock present in person or by proxy and entitled to vote on the proposal, voting together as one class. The voting results were:

For	Against	Abstain	Broker Non-Votes
60,439,392	599,377	851	—

ITEM 9.01 – Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on May 17, 2024.
10.1	Third Amendment to Amended and Restated Employment Agreement among MediaAlpha, QuoteLab, LLC and Steven Yi, dated May 20, 2024
10.2	Third Amendment to Amended and Restated Employment Agreement among MediaAlpha, QuoteLab, LLC and Eugene Nonko, dated May 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaAlpha, Inc.

Date: May 20, 2024	By:	/s/ Jeffrey B. Coyne
		Name:	Jeffrey B. Coyne
		Title:	General Counsel & Secretary